EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
     We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-122199 and 333-114739) and Form S-8 (File No. 333-121140 and 333-105453) of Cash Systems, Inc. and subsidiaries of our report dated May 10, 2006 related to the financial statements of Indian Gaming Services as of and for the years ended December 31, 2005 and 2004, which appears in this Current Report on Form 8-K/A of Cash Systems, Inc. dated May 16, 2006.
/s/ WINDES & MCCLAUGHRY
Long Beach, California
May 16, 2006